Exhibit 10.1

FERMAVIR PHARMACEUTICALS, INC.

AMENDMENT AGREEMENT

This Amendment Agreement dated as of March 19, 2007 (the “Amendment”) by and between                            (the “Investor”) and FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”), amends certain provisions of Warrant No.              expiring December 21, 2016, issued by the Company to the Investor (the “Prior Warrant”).  Capitalized terms that are used and not defined in this Amendment that are defined in the Prior Warrant shall have the respective definitions set forth in the Prior Warrants.

WITNESSETH:

WHEREAS, the Prior Warrant includes an anti-dilution provision which provides that in the event the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price of the Prior Warrant (the “Base Share Price”), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable thereunder shall be increased such that the aggregate Exercise Price payable thereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment;

WHEREAS, the Investor and the Company have come to an agreement as to the Investor  deleting the anti-dilution provision from the Prior Warrant in exchange for adjusting the Exercise Price of the Prior Warrant;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follow

SECTION 1.

1.1           Exercise Price.  The exercise price of $1.00 set forth in the first paragraph of the Prior Warrant is hereby amended to $0.525.

1.2           Other Amendments.  Section 2.2 of the Prior Warrant is hereby deleted in its entirety.

SECTION 2.

2.1           Effect on Prior Agreements.  Except as amended hereby, the terms and provisions of the Prior Warrant shall remain in full force and effect, and the Prior Warrant is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Prior Note or Prior Warrant, as the case may be, to the “Warrant”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Prior Warrant as amended by this Amendment.

SECTION 3.

3.1           Indemnity.  The Investor agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

3.2           Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

3.3           Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

3.4           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

3.5           Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the  benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

3.6           Entire Agreement.  This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

3.7           Assignability.  This Agreement is not transferable or assignable by the Investor.

3.8           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

3.9           Pronouns.  The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first written above.

FERMAVIR PHARMACEUTICALS, INC.

By:
	Name:	Geoffrey W. Henson
	Title:	Chief Executive Officer

INVESTOR

Name:

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